                                  EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP

We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-27131, 333-52467, 333-76915, 333-83581, 333-30900),
Form S-3 (File Nos. 333-81133, 333-80375) and Form S-4 (File No. 333-53146) of
CIENA Corporation of our report dated August 2, 2000 (December 18, 2000 as to
Note 12) related to the financial statements of Cyras Systems, Inc. as of December 31, 1998 and 1999, and for the period from July 24, 1998 (inception) through December 31, 1998 and for the year ended December 31, 1999, which report is included in this current report on Form 8-K for CIENA Corporation.


/s/ Deloitte & Touche LLP

San Jose, California

January 16, 2001